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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


                              Dated:  July 21, 1995




                       LOUISVILLE GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)



               Kentucky               2-26720          61  -  0264150
           (State or other          (Commission       (I.R.S. Employer
            jurisdiction of        File Number)      Identification No.)
            incorporation)




        220 West Main Street (P.O. Box 32010) Louisville, Kentucky  40232
                    (Address of principal executive offices)



                                 (502) 627-2000
                         (Registrant's telephone number)

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Item 5.  Other Events.

Reference is made to Note 11 of the Notes to Financial Statements under
Item 8 of the Company's 1994 Form 10-K, and part II, Item 1, Legal Proceedings, of the Company's Form 10-Q for the quarter ended March 31, 1995, regarding proceedings before the Kentucky Public Service Commission ("PSC") to determine the proper ratemaking treatment to exclude 25% of the Trimble County electric generating facility from customer rates for the period May 1988 through December 1990. On
July 19, 1995, the PSC ordered the Company to issue its electric customers a refund of $24 million, plus interest, for a total of $33.8 million, arising from the disallowance of 25% of its Trimble County plant. The PSC order requires the Company to submit, within the next 30 days, a proposed refund methodology for PSC approval. The Company is studying the matter and intends to vigorously contest the decision.


Item 7(c).  Exhibits Filed.

Exhibit
Number                 Description

99.01 News Release dated July 19, 1995, announcing the PSC's decision ordering the Company to issue its electric customers a refund of $24 million, plus interest, for a total of $33.8 million


                              SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


LOUISVILLE GAS AND ELECTRIC COMPANY
Registrant

Date:  July 21, 1995



                                  /s/ John R. McCall
                                 ----------------------------------
                                 John R. McCall
                                 Executive Vice President, General
                                 Counsel and Corporate Secretary
                                 (On behalf of the registrant)